Exhibit 99.1

Mobiquity Technologies, Inc. Announces Pricing of $10.3 Million Public Offering

New York, NY / December 9, 2021 – Mobiquity Technologies, Inc.(NASDAQ: MOBQ) (the “Company”), a leading provider of next-generation advertising, announced today an underwritten public offering of units for gross proceeds of approximately $10.3 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the company and excluding any exercise of the underwriters' option to purchase any additional securities as described herein.

The public offering is comprised of 2,481,928 units, priced at a public offering price of $4.15 per unit, consisting of an aggregate of 2,481,928 shares of common stock and warrants to purchase 2,481,928 shares of common stock. The warrants have an exercise price of $4.98 per share and are exercisable for five years.

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 372,289 shares and 372,289 warrants at the public offering price less the underwriting discounts and commissions. The offering is expected to close on or about December 13, 2021, subject to satisfaction of customary closing conditions.

The Company has been approved to list its common stock and warrants comprising of the units on the Nasdaq Capital Market under the symbols “MOBQ” and “MOBQW,” respectively.

Spartan Capital Securities, LLC and Revere Securities LLC are acting as joint bookrunners for this offering.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 relating to these securities on December 8, 2021. A final prospectus relating to this offering will be filed with the SEC. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, from: Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, at (212) 293-0123.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Mobiquity Technologies

Mobiquity Technologies, Inc. (OTCQB: MOBQ) www.mobiquitytechnologies.com, is a next generation, Platform-as-a-Service (PaaS) company for data and advertising. The Company maintains one of the largest audience databases available to advertisers and marketers through its data services division. Mobiquity Technologies’ Advangelists subsidiary (www.advangelists.com) provides programmatic advertising technologies and insights on consumer behavior. For more information, please visit: https://mobiquitytechnologies.com/

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Mobiquity Technologies, Inc. Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com